Exhibit 4.19

Customized Property Alteration Entrustment Agreement

Vimicro-Xuzhuang Science and Technology Headquarters Project

Party A: Jiangsu Vimicro Electronics Corporation

Party B: Nanjing Xuzhuang Software Industrial Base Management Committee

Party A and Party B (together, the “Parties”) hereto, through friendly negotiations, hereby reach an agreement with respect to the construction of the former Nanjing Xuzhuang Vimicro Electronics Research, Development and Testing Base Project and the transfer of such property. In order to facilitate project construction, the Parties agree to the following under this Customized Property Alteration Entrustment Agreement (this “Agreement”):

Article 1: Project Name

In order to emphasize the project characteristics, the original project name of Nanjing Xuzhuang Vimicro Electronics Research, Development and Testing Base is hereby changed to “Vimicro Xuzhuang Science and Technology Headquarters” during the project investment attraction period.

Article 2: Form of Cooperation

Party B, as the sole entrusted party of Party A, will continue the work of investment attraction for the Entrusted Property. The method of entrusting Party B will be entrustment of the Entrusted Property to make property alterations to individual buildings.

Article 3: Entrusted Property

Building No.	Ground Building Area	Underground Building Area Not for Civil Air Defense	Purpose
	(m2)	(m2)
1#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
2#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
3#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
4#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
5#	7941	Enterprise customized property alteration: headquarters of science and technology enterprises
6#	6803	Enterprise customized property alteration: headquarters of science and technology enterprises
7#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
8#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
9#	3733	Enterprise customized property alteration: headquarters of science and technology enterprises
13#	6803	Enterprise customized property alteration: headquarters of science and technology enterprises
Total	58820

Note: The actual area is subject to the area specified on the property ownership certificate.

Article 4: Terms and Conditions of Cooperation

1.              The Parties shall establish a working group to lead the Xuzhuang Vimicro Project, which shall be jointly responsible for project construction, investment attraction and transfer of property. Members of such working group shall be composed of personnel designated by both Parties, and shall include, among others, Jin Zhaowei, Lin Yunsheng, Yang Tao, Pang Shuhong, Zhen Jianmin and Chen Xiaoyang as designated by Party A, and Zhang Zhongjin, Zeng Liping, Zhang Jian and Chang Guiping as designated by Party B.

2.              Party B shall endeavor (i) to continue the work of investment attraction and (ii) to finish the customized property alterations, by August 30th, 2013. The enterprises that are the object of the property alteration will be collectively referred to as the “Customized Property Alteration Enterprises”.

3.              Customized Property Alteration Enterprises

In order to attract good quality enterprises, Party B shall adopt a specific selection protocol for Customized Property Alteration Enterprises whereby it shall select Customized Property Alteration Enterprises in a strict manner depending on their industry, ability and tax status.

(1)        Customized Property Alteration Enterprises shall include, or be similar to, the leading industries in the Xuzhuang Software Park, including strategic emerging industries such as software information, the “Internet of Things”,  integrated circuit design and high technology and new technology materials.

(2)        Customized Property Alteration Enterprises shall set up an R&D or sales headquarters, or a regional headquarters having independent accounting capability, in Xuzhuang Software Park.

(3)        Customized Property Alteration Enterprises shall satisfy (i) the mandatory tax requirement for Xuzhuang Software Park being 1,500 Yuan/m2 /year, and (ii) the mandatory tax requirement for some high-quality developing enterprises being 1,200 Yuan/m2 /year.

4.              Customized Property alteration prices

6,800 Yuan/m2 for the ground building area.

3,400 Yuan/m2 for the underground building area.

5.              To attract quality enterprises for customized property alteration, Party A shall offer Party B preferential customized property alteration prices.

Minimum prices:

Ground building area: 6,500 Yuan/m2

Underground building area: 3,250 Yuan/m2

6.              Party B shall ensure that all of the buildings are completed and delivered for use before June 30th, 2015. To ensure the validity of the abovementioned customized property alteration prices, the relevant agreement relating to such property alterations should be entered into prior to August 30th 2013, otherwise, both Parties shall re-determine the property alteration prices.

7.              With respect to the “Cooperation Agreement on Nanjing Xuzhuang Vimicro Electronics Research, Development and Testing Base Project” (the “Original Agreement”), both Parties hereby agree to make the following changes:

(1)        Article 5: Transfer Price 2. When Party B recommends a building purchase unit at a contract transfer price in excess of 6,300 Yuan/m2 for ground buildings and 3,150 Yuan/m2 for underground structures, Party A will reward Party B with 20% of the part in excess of such contract transfer prices, and the reward money will be paid in the form of a lump-sum settlement between both Parties one month after project completion.

(2)        Article 5: Transfer Price 3. The right of use of the underground non-civil air defense structures shall be transferred together with and according to the ground building area, with the transfer price being more than one half of the ground buildings (i.e. no lower than 3,150 Yuan/m2).

(3)        Article 6: Payment for Property. Party B supports and guarantees Party A’s transfer of the research and development office buildings according to the following payment terms: the purchasers pay: (i) 25% of the total property price as an advance payment for the total amount within 10 working days after signing the customized property alteration agreement; (ii) 20% of the total property price within 10 working days after completion of the underground works; (iii) 20% of the total property price within 10 working days after completion of the main structure; (iv) 20% of the total property price within 10 working days after completion of the construction of the property; and (v) the remaining property purchase money within 10 working days after issuance and delivery of the land use certificate and the property ownership certificate.

(4)        Article 7: Rights and Responsibilities of Party A - 2. If Party B fails to transfer all of the aforementioned 10 research and development office buildings before August 30th, 2013, Party A has the right to require Party B to purchase the remaining properties at the prices of 6,300 Yuan/m2 for ground buildings and 3,150 Yuan/m2 for underground structures and such payments should be made according to provisions in Article 6; after purchasing such properties, Party B has the sole right to determine the property sale price, shall retain all proceeds from the sales of such properties and shall pay relevant taxes and fees that arise in relation thereto. Party A shall also retain the right to invite prospective buyers to the property and to independently determine the remaining property prices, provided that the invited prospective buyers are selected in accordance with the industry positioning of, and approved by, Party B.

8.              To ensure smooth project construction and property transfer in the Xuzhuang Vimicro project, Party B accepts that for the ground buildings within the land area in which all the project properties are located, they can be transferred as individual buildings, and that each of the transferred buildings are entitled to separate real estate ownership certificates. Party B shall support and guarantee Party A’s (a) acquisition of the land for the aforementioned use, (b) property ownership certificates and (c) necessary government approvals. If the cooperation under this agreement cannot continue as a result of the inseparability of the relevant land area or ground buildings in terms of their ownership, Party B will assume all of the losses that Party A suffers as a result thereof.

9.              Party B shall support and guarantee the enlargement of Party A’s business scope as indicated in its business license, including, but not limited to “property management”, in order to ensure that Party A is legally authorized to be engaged in their cooperation.

10.       To ensure the quality of the properties to be transferred, Party B has the right to designate representatives to take part in the supervision and management of the project construction in order to ensure quality, including, but not limited to, attending regular project meetings, accepting part of the works and accepting the whole project, and having the right to order rectification or suspension. Party A shall choose elevators from among the following five brands: Mitsubishi, Hitachi, Tianjin Otis, Fuji and Thyssen Krupp, with the specific specifications and models to be approved by Party B; and the brands, specifications and models of other important equipment (such as for power supply, water supply and fire control) shall also be approved by Party B.

Article 5: Miscellaneous

1.              This Agreement is made in quadruplicate, with Party A and Party B each holding two copies, and will take effect upon the affixture of seals by both Parties and the signature by their respective representatives thereof.

2.              Any dispute arising out of the performance of this Agreement shall be resolved by both Parties through either mutual negotiation or litigation.

3.              In the event of any inconsistency between this Agreement and the Original Agreement, the Original Agreement shall prevail. Any matters arising that are not covered by provisions set out in this Agreement shall be addressed according to the provisions of the Original Agreement. This Agreement and the Original Agreement have the same legal force.

Party A:	Party B:
Jiangsu Vimicro Electronics Corporation	Nanjing Xuzhuang Software Industrial Base Management Committee
[Company seal is Affixed]
[Company seal is Affixed]

Representative:	Representative:
(Signature)	(Signature)
Date:	Date: August 1st, 2013

Annex 1:             Customized Property Alteration Instructions

Annex 2:             Form of Property Alteration Agreement with Customized Property Alteration Enterprises

Annex 1: Customized Property Alteration Instructions

Vimicro Xuzhuang Science and Technology Headquarters - Customized Property Alteration Instructions

I.                                       Project Overview

Vimicro Xuzhuang Science and Technology Headquarters lies within the Xuzhuang Software Park in Xuanwu District, Nanjing, and covers a total area of 90,800 m2, including 68,200 m2 for construction. It has a building area of 115,590 m2, including: an underground building area of 34,000 m2 (with 18,000 m2 being civil air defense building area and 16,000 m2 being non-civil air defense building area), which can accommodate 560 parking spaces, and a ground building area of 81,320 m2, which can accommodate 94 parking spaces and 3,630 non-motorized vehicles. The headquarters project adopts a framework structure with 1-5 stories above ground and 1 story underground. There are 16 individual buildings in total.

II.                                   Property for Customized Property alteration

Building No.	Ground Building Area	Underground Building Area Not for Civil Air Defense	Purpose
	(m2)	(m2)
1#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
2#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
3#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
4#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
5#	7941	Enterprise customized property alteration: headquarters of science and technology enterprises
6#	6803	Enterprise customized property alteration: headquarters of science and technology enterprises
7#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
8#	5590	Enterprise customized property alteration: headquarters of science and technology enterprises
9#	3733	Enterprise customized property alteration: headquarters of science and technology enterprises
13#	6803	Enterprise customized property alteration: headquarters of science and technology enterprises
Total	58820

Note: The actual area is subject to the area specified on the property ownership certificate.

For detailed layout of the underground divisions, please see the project drawings.

III.                              Customized Property Alteration Requirements

1.              Customized Property Alteration Enterprises shall include, or be similar to, the leading industries in the Xuzhuang Software Park, including strategic emerging industries such as software information, the “Internet of Things”,  integrated circuit design, and high technology and new technology materials..

2.              Customized Property Alteration Enterprises shall set up an R&D or sales headquarters, or a regional headquarters having independent accounting capability, in Xuzhuang Software Park.

3.              Customized Property Alteration Enterprises shall conform to (i) the mandatory tax requirement for Xuzhuang Software Park being 1,500 Yuan/m2 /year, and (ii) the mandatory tax requirement for some high-quality developing enterprises being 1,200 Yuan/m2 /year.

4.              An enterprise only be determined as a Customized Property Alteration Enterprise once it has passed an assessment and appraisal of its software industrial base by a professional institute.

IV.                               Customized Property Alteration Price

6,800 Yuan/m2 for the ground building area.

3,400 Yuan/m2 for the underground building area.

V.                                    Payment Progress

1.              25% of the total property price within 10 working days after signing the “Customized Property Alteration Agreement”.

2.              20% of the total property price within 10 working days after completion of the underground works.

3.              20% of the total property price within 10 working days after completion of the main structure.

4.              20% of the total property price within 10 working days after completion of the construction of the project.

5.              15% the total property price within 10 working days after the issuance and delivery of the land use certificate and the property ownership certificate.

VI.                               Delivery Standards

1.              Property: The quality of the property shall comply with requirements in the planning and design documents and relevant national compulsory technical standards;

2.              Water supply: The water supply shall be connected to the urban water supply network, and the distributive pipes shall lead to the buildings;

3.              Power supply: The power supply shall be connected to the high-voltage wells of the buildings with an 80 W power capacity for each square meter. Customized Property alteration enterprises are permitted to apply to increase the power capacity, and Party A shall provide assistance. Relevant expenses are to be borne by the Customized Property Alteration Enterprises.

4.              Communications: Telephone cables and broadband network lines shall be connected to the low-voltage rooms of the buildings;

5.              Sewage treatment: Sewage discharge pipes shall lead to the buildings, and Customized Property Alteration Enterprises shall discharge sewage according to the relevant sewage discharge standards;

6.              Elevators: One elevator shall be installed. Customized Property Alteration Enterprises shall be permitted to apply to install more elevators for which Party A shall offer any assistance required. All expenses connected thereto shall be assumed by the Customized Property Alteration Enterprises;

7.              Decoration: the inside of vacant properties, the exterior decoration of the property and the surrounding greenery have been completed and the surrounding environment and roads shall be built in accordance with the pre-agreed plans.

8.              Gas supply: A gas supply inlet shall be reserved for each individual building. Customized Property Alteration Enterprises can apply for gas supply access with the relevant gas supply provider at such a time when they require the supply of gas. Expenses arising in connection thereto shall be assumed by the Customized Property Alteration Enterprises.

VII.                          Special Covenants

1.              Customized Property Alteration Enterprises shall pay              Yuan (                                                                          Yuan Only [write amount in words]) as a security deposit for tax payment on the basis of 100 Yuan/m2 to the specified account of Party B within fifteen days after signing the Customized Property Alteration Agreement, and Party B shall return such security deposit without any interest charges within fifteen days after the relevant Customized Property Alteration Enterprise has paid all taxes arising out of the transfer of the relevant property and after they have completed all of the relevant project conclusion formalities.

2.              Customized Property Alteration Enterprises shall pay              Yuan (                                                                          Yuan Only [write amount in words]), which is 5% of the total property alteration price, to the designated account of Party B as the security deposit for settlement within fifteen days after conclusion of the Customized Property Alteration Agreement, and Party B shall return the security deposit without any interest charges within fifteen days after the Customized Property Alteration Enterprises have settled (i.e., completed their decoration and started to do business).

Annex 2: Form of Customized Property Alteration Agreement with Customized Property Alteration Enterprises

Customized Property Alteration Agreement on Vimicro Xuzhuang Science and Technology Headquarters Project

Party A: Jiangsu Vimicro Electronics Corporation

Legal Representative:

Mailing Address:

Postal Code:

Contact:

Tel:

Party B: Xuzhuang Software Industrial Base Management Committee

Legal Representative:

Mailing Address:

Postal Code:

Contact:

Tel:

Party C:

Legal Representative:

Mailing Address:

Postal Code:

Contact:

Tel:

To further facilitate the construction of the Vimicro Xuzhuang Science and Technology Headquarters Project and comprehensively promote Party B’s development, Parties A, B and C hereto, in line with the principle of mutual benefit, after active negotiations, hereby reach the following agreement on matters relating to project property alteration:

I.                                        Preconditions for Customized Property Alteration

1.              Party C shall meet Party B’s requirements for being in a leading industry.

2.              To ensure the integrity of the project location, Party C shall not, without Party B’s prior consent, change, at its own accord, its business scope after entry into Xuzhuang Software Park (the “Park”).

3.              Party C shall comply with all laws and regulations of the People’s Republic of China and shall also comply with all rules and regulations of the Park including accurately filling in and reporting its enterprise’s integrated information table and filling in, and providing reports in response to, various surveys and statistical tables issued by the Park in a timely manner. It shall hereby be noted that the Park is responsible for keeping such information confidential.

4.              Party C shall perform independent accounting of the relevant enterprise entity within the scope of Party B’s jurisdiction.

II.                                   Content of Customized Property Alteration

Article 1: Basic Information about the property

Property address:

Ground building area of the property:                                           (m2)

Underground building area of the property:                                  (m2)

(The above building areas of the property are subject to the areas designated on the final property ownership certificate)

Article 2: Prices for Customized Property Alteration

Unit sale prices of the property

Unit price of the ground section:                              Yuan/m2

Price:                         Yuan

(                                                                                                                [write amount in words])

Unit price of the underground section:                                 Yuan/m2

Price:                                                                                                                          Yuan

(                                                                                                                [write amount in words])

Total price:                                                                                        Yuan

(                                                                                                                [write amount in words])

Article 3:  Method and Timing of Payment

1.                     Party C shall pay the first property alteration payment to the account which is jointly supervised and managed by Party A and Party B together within 10 working days after each of the three parties sign this Customized Property Alteration Agreement:

25% of the total property price, that is,               Yuan

(                                                                                            Yuan only [write amount in words])

2.                     Party C shall pay the second property alteration payment to the account which is jointly supervised and managed by Party A and Party B together within 10 working days after completion of the underground works:

20% of the total property price, that is,               Yuan

(                                                                                            Yuan only [write amount in words])

3.                     Party C shall pay the third property alteration payment to the account which is jointly supervised and managed by Party A and Party B together within 10 working days after completion of the main structure:

20% of the total property price, that is,               Yuan

(                                                                                            Yuan only [write amount in words])

4.                     Party C shall pay the fourth property alteration payment to the account which is jointly supervised and managed by Party A and Party B together within 10 working days after the date of completion of the project construction:

20% of the total property price, that is,               Yuan

(                                                                                            Yuan only [write amount in words])

5.                     Party C shall pay the fifth property alteration payment to the account which is jointly supervised and managed by Party A and Party B together within 10 working days after completion of the project and issuance and delivery of the property ownership certificate:

15% of the total property price, that is,               Yuan

(                                                                                            Yuan only [write amount in words])

The abovementioned timings for payment are subject to payment notices to be issued by Party B. If Party C fails to pay the agreed payments on time according to the above timings, Party C shall pay 0.05% of the total amount payable for each day on which such payment is late in order to compensate Party A for the loss suffered. If Party C fails to pay such total amount after thirty days starting from the day on which such payment is late, Party A has the right to terminate the Agreement.

Note: If there is a difference between the agreed area and the measured area, the payments shall be settled according to the measured area and at the final unit price, and any difference shall be settled prior to issuing the property ownership certificate and the state-owned land use certificate. For specific location of the property, see Annex 1.

Article 4: Usage of the Property

Unit offices, software R&D, system integration, animation design, corporate headquarters and related application services, technical services and supporting services. This covenant is a condition of this Agreement and Party C shall not change the usage.

III.                              Property Delivery

Article 5: Delivery Standards

1.              Property: The quality of the property shall comply with requirements in the planning and design documents and relevant national compulsory technical standards;

2.              Water supply: The water supply shall be connected to the urban water supply network, and the distributive pipes shall lead to the buildings;

3.              Power supply: The power supply shall be connected to the high-voltage wells of the buildings with an 80 W power capacity for each square meter. Customized Property alteration enterprises are permitted to apply to increase the power capacity, and Party A shall provide assistance. Relevant expenses are to be borne by the Customized Property Alteration Enterprises.

4.              Communications: Telephone cables and broadband network lines shall be connected to the low-voltage rooms of the buildings;

5.             Sewage treatment: Sewage discharge pipes shall lead to the buildings, and Customized Property Alteration Enterprises shall discharge sewage according to the relevant sewage discharge standards;

6.              Elevators: One elevator shall be installed. Customized Property Alteration Enterprises shall be permitted to apply to install more elevators for which Party A shall offer any assistance required. All expenses connected thereto shall be assumed by the Customized Property Alteration Enterprises;

7.              Decoration: the inside of vacant properties, the exterior decoration of the property and the surrounding greenery have been completed and the surrounding environment and roads shall be built in accordance with the pre-agreed plans.

8.              Gas supply: A gas supply inlet shall be reserved for each individual building. Customized Property Alteration Enterprises can apply for gas supply access with the relevant gas supply provider at such a time when they require the supply of gas. Expenses arising in connection thereto shall be assumed by the Customized Property Alteration Enterprises.

Party A shall notify Party C 30 days in advance of such time when Party C shall accept the property. Subsequent to Party C receiving the keys to the property and at such time when Party C is in actual ownership or control of the property, Party A shall be deemed to have completed delivery of the property. If Party C fails to accept the property on time within 30 days after receiving the acceptance notice from Party A, or if Party C refuses to accept the property in the absence of any reasonable cause which leads to Party C to fail to carry out its contractual obligations under this Agreement, Party A will be deemed to have delivered the property on the date when written notice of property acceptance is determined, except in the case of Party A failing to pay off any property payments due and payable by the same. All risks and related costs incurred after delivery of the property shall be borne by Party C.

Article 6

Party A and Party B shall assist Party C in issuing the property ownership certificate and the state-owned land use certificate. Party A and Party C shall assume their own respective costs in accordance with national regulations. During transfer of the property, if the property price agreed in accordance with the terms of this Agreement is lower than the minimum taxable value as specified by relevant government department, the taxes corresponding to the difference shall also be borne by the party who is to bear the taxes.

IV.                               Special Covenants

Article 7: Requirements for Party C’s Settlement

1.              Party C shall, within three months after the signing of this Agreement, change the registered addresses of Party C and its affiliates, and shall complete transformation of tax relations within six months. To ensure the implementation of corporate taxation, Party C shall pay          Yuan (                                                       Yuan only [write in words]) as a security deposit for tax payment on the basis of 100 Yuan/m2 to an account specified by Party B within fifteen days after the signing of the Customized Property Alternation Agreement, and Party B shall return such security deposit without any interest charges within fifteen days after Party C has undertaken all taxation relationship transfer and project conclusion formalities.

2.              Party C shall enter and decorate the property within 30 days after Party A delivers the property, shall complete the decorations within 4 months after delivery of the property, and shall ensure official settlement (completion of the decorations and the commencement of business as usual) in the property within 6 months after delivery of the same. To ensure timely settlement, Party C shall pay            Yuan (                                                        Yuan only [write in words]), being 5% of the total property alteration price, to an account designated by Party B as the security deposit for settlement within fifteen days after the signing of the Customized Property Alteration Agreement, and Party B shall return the security deposit without any interest charges within fifteen days after the Customized Property Alteration Enterprises have been settled.

V.                                    Restrictions on Property Transfer

Article 8

If Party C has obtained property-related certificates and decides to transfer research and development buildings, it shall meet the following conditions:

1.              To ensure that the business scope of the property transferee is in line with relevant government departments’ positioning of Xuzhuang Software Industrial Base, Party C shall send a written notice to Party B three months in advance for transferring the property in which they should confirm that the buyer can meet the positioning of Xuzhuang Business Park, and shall obtain the consent of Party B. If no other companies want to purchase the property which Party C is trying to sell, then Party B is entitled to repurchase such property. If a buyer wants to purchase such property, but its business scope fails to meet the transfer conditions (such as the positioning of Xuzhuang Business Park and the admission conditions of the same), Party B, under the same conditions outlined above, has priority to repurchase such property.

2.              If Party B repurchases the property, the repurchase price will be determined through negotiations between both parties. If both parties cannot reach an agreement, the repurchase price will be subject to the evaluated price set by a qualified evaluation agency which will be selected by both parties during the repurchase process. If both parties cannot reach an agreement, one party shall select at least three evaluation agencies, one of which will be randomly selected by the other party. If one party refuses to participate in selecting evaluation agencies, the other party can randomly select an agency at a notary office, the notary fees being borne by the party refusing to participate in the selection process, and the evaluation fees for the evaluation agency shall be assumed equally by Party B and Party C, but the repurchase price of Party B shall not be lower than the purchase price of Party C plus the interest on deposits announced by the People’s Bank over the same period.

3.              If Party C transfers the property to a third party without notice to Party B, Party C shall indemnify Party B for its losses, with the compensation amount being the difference between Party A’s actual property sales price minus the purchase price and the related taxes, except that the third party buyer of the property shall be subject to review by Party B and shall comply with the positioning of Xuzhuang Business Park and the admission conditions of the same when the transfer occurs.

4.              During the repurchase process, decoration of the property shall be implemented by Party C according to the relevant regulations on decoration as specified in this Agreement.

Article 9

The property shall not be transferred without the property ownership certificate. If Party C transfers the property without authorization, Party A and Party B have the right to terminate such agreement.

VI.                               Delivery and Decoration

Article 10

Party C can enter and decorate the property only after Party A has delivered the property ownership certificate to Party C. Before Party C commences decorating the property, Party C shall obtain Party B’s consent in terms of their proposed plan of action with regard to the decoration. After the property is delivered to Party C, Party C shall not carry out any modifications to the building structure especially on the installed fire safety equipment. If decoration of the property requires such modifications, Party C must submit the decoration application to the fire department and shall only be permitted to commence decorations once the application is approved by the same. During Party C’s decoration of the property, Party B shall endeavor to provide assistance when required to Party C.

VII.                          Liabilities for Breach of Contract

Article 11

If Party C delays payment for the property beyond the agreed period of thirty days, or fails to make a property payment for two consecutive Payment Progress periods (as specified in Part V (Payment Progress) of Annex 1 to the Customized Property Alteration Entrustment Agreement), or causes a fundamental breach of this Agreement, Party A shall be entitled to terminate this Agreement, and Party C shall pay to Party A 20% of the amount specified in Article 2 of this Agreement as damages, which shall be due and payable even if any other term of this Agreement stipulates otherwise.

Article 12

Party C has the right to terminate this Agreement if one of the circumstances outlined in this Article 12 occurs. If Party C terminates the Agreement, unless otherwise specified in this Agreement, Party A shall pay Party C 20% of the amount specified in Article 2 of this Agreement as liquidated damages:

1.              Party A refuses to and fails to deliver the property ninety days from the date of Party B’s notice after Party B and Party C have fulfilled their obligations in accordance with this Agreement;

2.              The property delivered by Party A is identified by nationally recognized agencies to have structural quality problems that endanger the safety of the property.

Article 13

The Agreement shall automatically be terminated if one of the circumstances outlined in this Article 13 occurs. None of the three parties shall be liable for breach of contract and shall act according to the terms set out in this Agreement:

1.                                                    The Agreement cannot be fulfilled as a result of the provisions of existing laws or policies, or laws or policies which come into existence after the date of this Agreement;

2.                                                    This Agreement cannot be fulfilled due to force majeure.

Article 14

If Party C terminates the Agreement as a result of Party A’s default, Party A shall pay compensation to Party C for cost incurred in the decorations already carried out, which shall be equal to the audit results issued by an audit agency mutually recognized by both parties minus the decoration subsidies given by Party A. Apart from this covenant, Party A shall not assume any other liabilities for the decorations. The audit costs of the audit agency shall be equally borne by Party A and Party C. If Party A terminates the Agreement as a result of Party C’s default, Party A shall not compensate Party C for any payments already made towards decorating the property. If both parties cannot reach an agreement on the audit results made by the audit agency, one party shall propose five alternative qualified agencies, and the other party shall randomly select one of these agencies. If the other party refuses to randomly select one agency, Party A has the right to randomly select one agency at a notary public’s office.

Article 15

If any party terminates this Agreement in accordance with the provisions of the Agreement, or the Agreement is automatically terminated, Party A shall pay to Party C the difference between the payments already made by Party C minus any expenses payable by Party C within thirty days after the Agreement is terminated.

VIII.                     Miscellaneous

Article 16

No Party hereto shall, without prior written consent from the other parties hereto, disclose any terms hereunder to any third party. Before and after the signing of this Agreement and while the terms and conditions of this Agreement are being carried out, all parties shall protect the other parties’ business secrets. If any Party reveals any Party contravenes this Article, once such contravention is verified, the disclosing Party shall bear the corresponding liability.

Article 17

The addresses set forth in this Agreement are the contact addresses of all the parties. If any Party wishes to change its address, it shall notify the other parties of the change. In the absence of any change in address, all documents shall be sent to the other parties’ addresses as agreed in the Agreement and the documents will be deemed to have been delivered after fifteen days.

Article 18

Party C shall sign the Property Management Services Contract before official settlement in the property, and specific matters pertaining thereto shall be negotiated separately.

Article 19

There is no oral agreement or unsigned written document which exists under and in addition to this Agreement. Any change to this Agreement shall be subject to a formal change of contract to be outlined in writing and shall be confirmed with the seals of all the parties hereto.

Article 20

If there is any conflict that arises out of the performance of this Agreement, the three Parties shall seek a settlement through friendly negotiations. If they fail to reach an agreement, any Party may file a lawsuit in the People’s Court where the property is located.

Article 21

For matters not covered herein, all the parties may negotiate a supplemental agreement to be signed by the same, which shall have the same legal effect as this Agreement.

Article 22

This Agreement is made in six copies with Party A, Party B and Party C each holding two copies each, and all the copies shall take effect after being signed and sealed.

SIGNATURE PAGE

Party A (Seal):

Authorized Representative (Signature):

Party B (Signature and Seal):

Authorized Representative (Signature):

Party C (Signature and Seal):

Authorized Representative (Signature):

Date: